Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

Great Pee Dee Bancorp, Inc.

Cheraw, South Carolina

We consent to the incorporation by reference in the Registration Statement of Great Pee Dee Bancorp, Inc. on Form S-8 (No. 333-79339) of our report dated July 16, 2004 on the consolidated financial statements of Great Pee Dee Bancorp, Inc. and Subsidiary as of and for the years ended June 30, 2004 and 2003, which appears in the 2004 Annual Report on Form 10-KSB of Great Pee Dee Bancorp, Inc.

Asheville, North Carolina

September 28, 2004